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                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-69243) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1980 Stock Option Plan, the Registration Statement (Form S-8 No. 33-01526) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1985 Stock Option Plan, the Registration Statement (Form S-8 No. 33-28020) pertaining to the EDO Corporation 1983 Long-term Incentive Plan, the EDO Corporation 1988 Long-term Incentive Plan, the EDO Corporation 1988 Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-8 No. 33-77865) pertaining to the EDO Corporation Compensation Plan for Directors, the EDO Corporation 1997 Non-employee Director Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, the Registration Statement (Form S-3 No. 333-88620 relating to the issuance by EDO Corporation of its 5.25% Convertible Subordinated Notes due 2007, and the Registration Statement (Form S-8 No. 333-105265) pertaining to the EDO Corporation 2002 Non-Employee Director Stock Option Plan and the EDO Corporation 2002 Long-Term Incentive Plan, of our reports dated February 11, 2003, with respect to the consolidated financial statements and schedule of EDO Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /S/ ERNST & YOUNG LLP


New York, New York
December 5, 2003